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E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Strategic Investment Fund, L.P.

Trian Partners Strategic Investment Fund II, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund (ERISA), L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian SPV (SUB) VIII, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Fund (Sub)-G II, L.P.

Nelson Peltz

Peter W. May

Edward P. Garden

John H. Myers

Arthur B. Winkleblack

Robert J. Zatta

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On March 12, 2015, Nelson Peltz, Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P., appeared on CNBC and was interviewed by Jim Cramer and David Faber. A transcript of the interview is included below:

CNBC EXCLUSIVE: NELSON PELTZ SPEAKS OUT

CNBC’S “SQUAWK ON THE STREET”

(VIDEO TRANSCRIPT)

CNBC HEADLINE:

Peltz: Every time Trian’s in a stock, it goes up

Thursday, 12 Mar 2015 10:18 AM EST
Nelson Peltz, Trian Partners CEO, discusses his fight to get DuPont to grant him a board seat, proxy fights in general, and what he thinks about female CEOs.

PARTICIPANTS:

•	NELSON PELTZ, TRIAN FUND MANAGEMENT, CEO
•	DAVID FABER, CO-ANCHOR OF CNBC’S “SQUAWK ON THE STREET”
•	JIM CRAMER, CO-ANCHOR OF CNBC’S “SQUAWK ON THE STREET”

DAVID FABER: The battle between activist hedge fund Nelson Peltz’s Trian and DuPont rages on. Today Mr. Peltz sent a new letter to DuPont reiterating his desire to get four seats on DuPont’s board and highlighting his own past successes as a director, in fact, including many a testimonies to his success as a director, fighting back against DuPont’s refusal, thus far of course, to well, to settle. Joining us now in an exclusive interview to break down the details is Nelson Peltz, the founding partner and CEO of Trian Partners which owns $1.9 billion of DuPont stock and has for a while.

NELSON PELTZ: It might be $2 billion today, it’s up.

DAVID FABER: It might be $2 billion if it’s up.

NELSON PELTZ: But before we get started, I want to wish my wife happy birthday today.

DAVID FABER: That’s nice.

NELSON PELTZ: Claudia, happy birthday.

DAVID FABER: 29?

NELSON PELTZ: She just turned 29.

DAVID FABER: Perfect, well done.

NELSON PELTZ: And we’ve been married for a little bit over 30 years. (LAUGHTER.)

JIM CRAMER: It’s, only you, only you could create that wealth.

DAVID FABER: Oh my lord, and all of those children. Nelson, I want to get to news right now that I’ve picked up, at least, from my sources which is that yesterday you had a conversation with Ellen Kullman, the CEO of DuPont, with lead director Sandy Cutler, in which you made a new offer, if you will, to say, “Okay, I want four board seats, but now I will accept two boards seats on DuPont and two on Chemours,” the planned spin-off that DuPont has.

NELSON PELTZ: Right.

DAVID FABER: A, is that the case? And, B, what was the response?

NELSON PELTZ: Well, that’s part of the case. I said that, first of all I want you to know we got a call from one of the biggest shareholders, one of the biggest mutual fund complexes, and they said, “Please get this settled.” They think it’s a waste of time, it’s a waste of money. Management

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is all over the place; we bumped into Ellen in Baltimore, she spent the day in Boston on Mon--, they need to be running the business. So we took that request to heart and we called yesterday, I called Ellen yesterday, and told her I think it’s time for us sit down and see if we can accomplish something. She said she was leaving the country but she would try to get a hold of Sandy Cutler. I didn’t understand why she needed Sandy, I suggested the she convene the board in case we achieve something. I would have liked to have told the two of you about it today. Nonetheless, she called me back, with Sandy, and they said they had made a terrific offer to me: One of our nominees on the board. I said, “Well, that didn’t work then, it’s not working now,” especially since we have been around and seen 30-odd percent of the ownership of the company and the feedback has been very strong, as far as we’re concerned. So I said, “Let me tell you what I’m willing to do. I’m willing to have two directors on the DuPont board, me being one of them.”

DAVID FABER: You keep insisting that you be one of the directors.

JIM CRAMER: That’s inviolate, right?

NELSON PELTZ: You gotta let me tell you the whole story? Okay, okay?

DAVID FABER: Okay.

NELSON PELTZ: The other two directors going on the Chemours board, because that’s a board in formation.

DAVID FABER: Yes.

NELSON PELTZ: And thirdly, which you didn’t hear, is that the corporate governance at Chemours has got to be changed. Corporate governance they put out is super majority voting and a staggered board, okay? We think that’s circa 1960, we think the world has changed and we think we need to change that corporate governance. So as a result, I mean that really tells you what the board of DuPont thinks about all of us as shareholders. The governance at DuPont today is excellent, why not keep the same governance when they’re spinning off a company?

DAVID FABER: So is that going to be a new part of your battle here as well?

NELSON PELTZ: Well, that’s been part of our battle from day one.

DAVID FABER: Why do you keep insisting that you be on the board of directors? This summer, it’s my understanding that Ed Garden, your colleague of course, your partner at Trian, was in fact the designated nominee you would have had. Why does it have to be you?

NELSON PELTZ: It has to… Well, first of all, Ed is quite busy at Bank of New York, okay? There, when you get on the board of a “SIFI” there are a lot of meetings and a lot of work. And, frankly, now Ed is holding a–another activist at bay at Bank of New York, so he’s pretty tied up at the moment. And I felt I had been in the chemical business at one point in my life, actually been in Ag chemicals, so I understood the business. I felt if they turned down Ed, why not give it a shot with me? Ellen and I had lunch and I explained to her all the reasons why I felt we could help. And when we do get on a board, you know, when Trian gets on a board, it’s very different, David, than when a normal director gets on a board.

DAVID FABER: Why is that?

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NELSON PELTZ: Because we get on a board, and today in companies like DuPont there’s a thousand pages, and I’m being literal here, a thousand pages of information that float into your iPad between a week prior to the meeting and the day of, okay? And you tell me one director, a sitting CEO who’s got his own company to run, or a retired CEO with no staff, can absorb a thousand pages.

DAVID FABER: And there’s Sandy Cutler, CEO of Eaton, that you’ve been talking about.

NELSON PELTZ: And that’s questionable whether a sitting CEO should be a lead director anyway.

JIM CRAMER: Okay, well, let me ask you Nelson, so this is something I’ve said over and over again on Mad Money here, and on Squawk, that if you buy a stock after, as opposed to before, after Nelson Peltz announces, you make money. And you’re the only activist I’ve found now, because you’re a long termer. But now let’s deal with 2015: DuPont up 7.2%, Dow up 2.5, PPG down 2.5, Lyondell up 7, Easton Chemical down 7, Celanese down 5, Huntsman down 4. You’ve won! Why not declare victory?

NELSON PELTZ: We’re halfway there.

JIM CRAMER: Halfway?

NELSON PELTZ: We’re halfway there.

JIM CRAMER: They spent all time higher.

DAVID FABER: And not to mention 266% return from ‘08 to the end of ‘14.

JIM CRAMER: A win’s a win.

DAVID FABER: Well ahead of all the peers, as you well know. I mean, what are they doing wrong? Why is that not a good thing?

NELSON PELTZ: Guys, guys, you want me to answer or keep firing these questions?

JIM CRAMER: Well, you know what we’re like now, we can’t help it.

NELSON PELTZ: Okay, yeah, I love it, I love you guys, okay. So, let me, let me tell you, okay. When stocks go up they go up for two reasons, earnings go up or there’s an existential factor, okay?

JIM CRAMER: Okay.

NELSON PELTZ: If you put up, and I’m not a chart guy, but if you put up, there’s a price-earnings chart that we put forth.

DAVID FABER: Yes. And we may have it, yeah.

NELSON PELTZ: Okay, you probably have it somewhere. And that chart will show that 2011 earnings were $4.32.

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JIM CRAMER: Right, that’s when it hit the all-time high, right.

[Graphic appearing on screen: Chart titled “TRIAN ON DUPONT-EPS VS. GUIDANCE”, which appears on page 46 of the materials filed by Trian Fund Management, L.P. with the Securities and Exchange Commission on February 17, 2015 pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.]

NELSON PELTZ: Okay. And since then, ‘12, ‘13, ‘14, and guidance for ‘15, which we don’t think they will make, are all below 2011, all below. So, why did the stock go up 50, over 50%? It’s because we’re involved, and because of what Jim says, every time we’re in a stock, it goes up. The stock is up over 50% since we’re there, okay, since people knew we’re there.

DAVID FABER: Right, but they, DuPont would claim because we have made moves to divest businesses and move into higher growth businesses for which we’re now getting rewarded with a higher multiple. They also cite this $4.32 number that you cite from 2011 and say, “It was never reported in our public filings, it relates only to an arbitrary year, self-servingly selected by Trian that includes data from businesses that are no longer or will no longer be part of the portfolio.”

[Text appearing on screen: “DUPONT ON TRIAN–FEBRUARY 2015: ‘Trian’s analysis relies on 2011 EPS of $4.32 that is not reported in DuPont’s public filings, and relates only to an arbitrary year self-servingly selected by Trian that includes data from businesses that are no longer or will no longer be part of the portfolio.’”]

NELSON PELTZ: I don’t get, I don’t get upset too easily, but if you got my slides?

DAVID FABER: Yeah, I do.

NELSON PELTZ: Okay.

DAVID FABER: We were showing one your slides just now.

NELSON PELTZ: Well, there’s one slide that I really love.

DAVID FABER: I know where you’re going now, go ahead.

NELSON PELTZ: Okay. How many EPS numbers do you think DuPont put out for the year 2011? Pick it, pick it.

DAVID FABER: I know now, because I’ve seen you slide.

NELSON PELTZ: Okay, so you tell me how many then?

DAVID FABER: I think, was it 11?

NELSON PELTZ: No, it was nine, nine.

DAVID FABER: Nine, nine.

NELSON PELTZ: We only put out one, okay? They put out nine, and those numbers go from $2 and something, to $4 and something. So you can pick whatever number you’d like, okay? The fact is –

DAVID FABER: We’re showing that now.

[Graphic appearing on screen: Chart titled “DuPont’s 2011 GAAP EPS”, which appears on page 5 of the materials filed by Trian Fund Management, L.P. with the Securities and Exchange Commission on March 12, 2015 pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.]

NELSON PELTZ: They’re only showing half of it.

JIM CRAMER: Well we’ve got to go to the next five.

NELSON PELTZ: You’ve got to improve your technology here.

DAVID FABER: He’s going to become an activist –

JIM CRAMER: He’s going to run CNBC, he’s going to run the network –

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DAVID FABER: You’ve gotta improve the technology –

NELSON PELTZ: You guys have got a lot of work to do here, if you can’t put my whole slide, it’s 8.5 by 11, come on. (LAUGHTER.)

JIM CRAMER: Well, okay, these demonstrate –

DAVID FABER: But there it is, right?

JIM CRAMER: These demonstrate –

NELSON PELTZ: So listen to me, you want to know how, you want to know how to I got to $4.32? Okay. They did $3.93 for calendar year 2011, that’s what they got compensated for, okay?

JIM CRAMER: Okay.

NELSON PELTZ: Then they put out an 8-K and said, “You’ve got to add back a portion, you’ve got to add back a portion of the pension, the non-employee pension,” that was 39 cents. They said also that the most important number for us is operating EPS, which was $3.93. Then we took the 39 cents, which they identified as an add back, that’s how we got to $4.32, okay? And against the other nine numbers, now they’re trying to tell you that earnings for 2011 were $2.03. They got paid on almost $4.

JIM CRAMER: I want to ask, I’d like to, you know what, I’ve had Ellen Kullman from DuPont on Mad Money, and a reasonable person. How about you propose right now, John Myers, we all know him, GE 35 years, Arthur Winkleblack, fantastic Heinz guy. Let’s just do the deal right now, say, “Listen those are two we’ll give you, and let’s seal this deal tomorrow?”

NELSON PELTZ: No, okay. And the reason, and they know the reason better than you know the reason. And the reason is when we come on a board, when a partner of Trian goes on a board, about 20 people sign a CA. They sign confidentiality agreements, so when those 1,000 pages show up, the legal goes to our legal department, the financings go to our financing department, the operating materials go to the analysts who have been following this company for two-plus years in the industry for much longer. So when we go into a board meeting, when we go into a board meeting we know what’s going on. The other directors, and they try, and no you got -- they have good intensions, those 1,000 pages become a show and tell, as opposed to an interaction.

DAVID FABER: That doesn’t make me feel particularly good what goes on at many boards. But, I mean, Gallogly appointed to the board, Breen, these are two very qualified people –

JIM CRAMER: Heavy hitters –

DAVID FABER: In fact people that you had considered for your own nominees.

NELSON PELTZ: Let’s not get into that.

DAVID FABER: Considered, I said considered.

NELSON PELTZ: You did it right, yes.

DAVID FABER: Okay.

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NELSON PELTZ: Yes, okay, they are terrific, and they will be part of our slate. We will put four people up, we will put Breen and Gallogly because we want to work with them and we think the world of them.

DAVID FABER: Oh you mean on the separate slate that you will be –

JIM CRAMER: Right.

NELSON PELTZ: Because we have a short slate, I mean, they wouldn’t accept the universal proxy card. We also put Ellen on the slate, by the way, okay?

JIM CRAMER: Oh, that was kind of you.

DAVID FABER: You know what I hear –

NELSON PELTZ: No, on our slate. So that means –

JIM CRAMER: No, I understand, you’re not in her face, you’re not in her face.

NELSON PELTZ: That’s exactly right. And you look at our record, we have worked with CEOs who have fought against us. Look at Bill Johnson, he was CEO of Heinz prior to, during, and post the proxy fight. Bill is now an advisory partner, Trian, and our designee on the Pepsi board.

DAVID FABER: And what did Indra Nooyi say on Monday? And I know you probably heard her, she said that Bill Johnson’s going to walk into the company, at PepsiCo, in May when he starts as a board member, and find this beautiful architected company that’s focused on performance and yet longevity. She’s saying he’s going to love it and not going to recommend any changes.

NELSON PELTZ: Let me tell you something, the company’s gotten so much better since we’ve been there, okay, so much better. G&A has come down, direct market spend has gone up.

DAVID FABER: We’re talking about Pepsi, right now.

NELSON PELTZ: That’s correct, that’s correct. You want to talk about DuPont?

DAVID FABER: I want to go back to it for a second.

NELSON PELTZ: Let’s talk about Ellen’s stock sales.

DAVID FABER: Hold on. Let me ask a question, if I can.

NELSON PELTZ: Okay, go ahead.

DAVID FABER: What I hear from some people close to DuPont is, you know what, Nelson is not talking about separating, splitting this company up any more, but that’s really what he wants. He really wants to break this company up. We don’t want to break this company up. We let him in, that’s what he’s going to be pursuing as his main agenda.

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NELSON PELTZ: Okay, first of all we’re going to be four members of 12 people, okay? That’s number one. Even if we came in of that single mind without listening to reason whatsoever, we would still be four votes out of 12.

DAVID FABER: If you won every, if you won every seat.

NELSON PELTZ: And that’s what we intend to do, okay. So we’d only have a third of the votes, but that’s not what we said we would do. What we said we think the most efficient way to get rid of this corporate bureaucracy, there is $2 to $4 billion of excess overhead.

DAVID FABER: They’re already going after $1.3 billion in costs, Nelson.

NELSON PELTZ: I want to find it on the EPS line.

DAVID FABER: They say 2 to 4, the 4 on that is way high, you’re never going to get there.

NELSON PELTZ: Okay let me tell you something – 375. Please, you’re wrong. 375 of that 1.3, okay, is being transferred to Chemours. So that’s not a reduction of overhead, they’re going after $925 million, number one. And the $2 to $4 billion is very demonstrable, I’ve got another slide for you there, if you can get the whole slide up.

DAVID FABER: I don’t know that we can, but we can always try. We aspire to getting entire slides up. You’re going to take this all the way? You’ve only had one proxy fight in all of the years, right, Heinz? I remember covering it well.

NELSON PELTZ: Look at our record, look what happened to Heinz, look what happened to Heinz. Heinz went from $30 to $72.50 when Buffet bought it out. Okay, it was the only food company, the only food company, that had – eight – 32 straight quarters of organic sales increases, the only food company.

DAVID FABER: But Heinz had not been up 266% over the prior 6 years.

NELSON PELTZ: You know, you know when the last time DuPont achieved this stock price? Do you know when they achieved this stock price last?

DAVID FABER: It was not that, it was…

NELSON PELTZ: 1998, I’ll help you out, 1998.

JIM CRAMER: Because that’s when the big takeover period –

NELSON PELTZ: That’s a long –

JIM CRAMER: To be fair, to be fair that was a, you know, a lot of stocks went crazy then. So we –

NELSON PELTZ: It was a long time between drinks, though. I’ve got to tell you something, 1998 to now, and look at the stock, Jim, from the time people knew we were in the stock and then look at the stock when we issued our white paper. And you will see the stock going from 50 to the low 60’s, the white paper comes out, it goes into the 70’s. These are not earnings moves, these are not earnings moves.

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DAVID FABER: What are they?

NELSON PELTZ: They’re existential moves because people know there is going to be change at this company.

DAVID FABER: Even though you, as you said, even you’d only be four directors even if you won every one, and that’s not completely clear you’re going to.

NELSON PELTZ: It may or may not be. I’ve been one man on a board, I was one man on a board at Legg Mason, and look what happened to that stock.

DAVID FABER: Back to my argument that they’re afraid you’re going to try and keep pushing for a breakup.

NELSON PELTZ: Okay, well, but what I said, what I said, is the most efficient way to get rid of the $2 to $4 billion of excess corporate overhead, and it’s mathematical, and I can show it to you, okay, the only way, the most efficient way is to break up the company. But I said that we have an open mind, if management can convince the board, and they’ve got to convince the entire board, that they can achieve the metrics of the standalone comps, whether it be on sales growth or margin, if they can achieve those metrics, and keep the company together, we’re all ears, okay?

JIM CRAMER: Don’t you think the two people that they put up are certainly willing to do your bidding and you don’t necessarily have to have a bunch of guys on your team there? They’re very active, they’re internal activists her, picks.

DAVID FABER: And in fact, Ed Garden even said, “Ellen Kullman’s basically been an activist within DuPont to get that business to best in class operating metrics.” That was last May, it’s not long ago that your partner, Ed, said she’s being an activist in her own company.

[Text appearing on screen: “TRIAN’S ED GARDEN ON DUPONT - MAY 9, 2014: ‘Ellen Kullman has basically been an activist within DuPont to get that business to best-in-class operating metrics, separate the Coatings business, separated the Performance Chemicals business, she’s buying back $5B in shares.’”]

NELSON PELTZ: Well, that’s when we thought that she was going to do more, from one of our conversations. And then in July she took down her guidance for the third year in a row, okay? She took down her guidance in July and that’s when we said no more. Look, we were – we stayed under the radar, we didn’t come sit in these chairs for 18 months after we owned our stock. You tell me what activist who buys almost $2 billion worth of stock in a company and sits for 18 months working behind the scenes with management and the board?

DAVID FABER: ValueAct is the only name I can come up with.

JIM CRAMER: Long term –

NELSON PELTZ: Okay, most of them take 18 minutes and they’re right here, right?

JIM CRAMER: But Bill Johnson, you were happy enough to have one person, I know there was a conflict of you going on –

NELSON PELTZ: Two, there were two.

JIM CRAMER: No, but I’m saying that you were happy –

NELSON PELTZ: At Pepsi.

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JIM CRAMER: Right, but for PepsiCo, you were happy enough with one. I know over and over again DuPont said, “Look, you refuse to consider any path forward that did not involve putting you personally on the board.” Is this some sort of an animus against you, do you feel?

NELSON PELTZ: I leave it up to you, I don’t want to prejudge people. I’ve got to work with them at some point in time when this election is over. It’s unfortunate that they didn’t accept my proposal last night, – or they haven’t officially turned me down, but from the body language on the phone it didn’t sound like they were popping champagne corks.

DAVID FABER: You expect this battle will continue, settlement is not in the cards at this point.

NELSON PELTZ: I, unfortunately, I hope I can be pleasantly surprised and I’m hoping they will come back and accept it. But those are the, that’s my offer, and by the way, that’s a big give. That’s from four to two, they don’t, they have a board in formation at Chemours now, okay, so they don’t have, they only have two directors on Chemours that we know of. So, to take two of us on the DuPont board, and they can make the board 14, they can do it any which way they want to do it, and take two and put it on the board at Chemours where they only have two directors right now, I don’t think it’s such a big deal. That’s a big compromise. I mean how much damage –

DAVID FABER: Well, they say it’s not, you’re still getting four –

NELSON PELTZ: No, no, no –

DAVID FABER: I mean, usually when we see a settlement it goes from four to two, or something like that.

NELSON PELTZ: No, I’m getting two on the DuPont board. David, how much damage do you think I possibly could do in a boardroom?

DAVID FABER: I don’t know but you’re getting the graphics policy changed at CNBC. I mean, you’re, you know –

NELSON PELTZ: (LAUGHTER.)

JIM CRAMER: Do you really have the votes, do you have the votes, Nelson? I mean, look, I mean, if you went into Huntsman, Celanese, those are down, Lyondell, but you’re going after one that people can say, “You know what, he did a great job, I’m not voting for him. He won, fantastic.”

NELSON PELTZ: Let me ask you something, suppose you’re right and I lose, and I’ve gotten this question a lot, will I still hang around the net? Will I still stay in the stock after –

JIM CRAMER: Yeah, because the stock might go down otherwise.

DAVID FABER: Well, I don’t know it’s $1.9 billion. I mean, how much is the stock going to go down if you’re a seller?

NELSON PELTZ: Very liquid stock.

DAVID FABER: Nelson –

NELSON PELTZ: You would know, I asked you, you guys ask the questions, let me ask, do you think the stock goes down if I go?

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DAVID FABER: He’s the expert on what happens.

NELSON PELTZ: Okay, do you think the stock goes down if we don’t get on the board and we sell our stock?

JIM CRAMER: Yes, it goes down.

NELSON PELTZ: Okay, thank you.

DAVID FABER: Nelson, in the brief time we have left I do want to get to one other issue, which is related to this but has been brought up. There was a Fortune article, our colleague, Andrew Sorkin wrote this story –

NELSON PELTZ: Oh please.

DAVID FABER: I got to ask it because people do.

NELSON PELTZ: Okay, go ahead, ask it.

DAVID FABER: All right, well it’s Indra Nooyi, it’s Ellen Kullman –

NELSON PELTZ: And it’s Irene Rosenfeld, you don’t have to look at your notes. (LAUGHTER.)

DAVID FABER: No, well, I want to make sure I remember all of the names. By the way, these are three Fortune 50 companies we’re talking, Mondelēz, Pepsi and obviously DuPont –

NELSON PELTZ: I only ran a Fortune 100 company.

DAVID FABER: What is it with you and women? What is it with you and women? Anything? Is it just coincidence?

NELSON PELTZ: I love women. Three out of 28 of our activist campaigns, since I started the fund, were women, 3 out of 28. If you go back pre the fund, the denominator even gets bigger, okay. Irene Rosenfeld and I are fast friends. I’m on the board, she’s doing great things: You’ve seen the announcement she made since we got on the board, zero based budgeting, margins going from 12 to 16 by 2016, a JV in coffee, great stuff, she and I are buds, okay. Indra and I have made friends and Indra has agreed to be – I’m the chairman every year of the Simon Wiesenthal Center dinner – she’s agreed to be my honorary for 2016, okay? So, there you go, she and I , I think have played that –

DAVID FABER: So it’s just coincidence? There’s only 23 female CEOs of the Fortune, of the S&P 500.

NELSON PELTZ: You know, I’m gender blind, I look at numbers, I look at companies living up to their potential. I look at the fact that we have a plan to get them to do that. Look, we’re a derivative of private equity, okay, that’s what we are. And let me tell you something, the long only guys, who we are as well, they have been, they have been watching over 30 years this transfer of wealth from the public sector to the private sector. They’ve watched their companies that they could get at 2% dividend and another couple of hundred basis points in stock

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appreciation for a dozen years. And then private equity come in and wrap ten – ten layers of debt, okay, and in five years double or triple. Look at Heinz, they put ten times debt on Heinz.

DAVID FABER: I’m not sure you want to put ten times debt on a public company, but you could put more on.

NELSON PELTZ: And I totally agree with you. But we do believe that public companies can heal themselves in the public markets, they don’t need ten times leverage in order to get better. So, we believe that they can get better if there’s an ownership mentality on the board, if they have a private equity mindset to this public company ex the debt. So we can ameliorate some of that wealth transfer. If you look at what they did with the coatings business, okay, they sold the coatings business, and I’ve got a slide there –

DAVID FABER: I know you do, although we’re running out of time to get into a debate about Axalta, but I know the coatings business, they sold it. I mean, this was an early point you made, and the performance went sky high. Now they’ll say, “Listen, it needed to be fixed, we didn’t want to fix it, we knew we’d have to sell it, we sold it. And then, by way, then the business took off, that we had no control over that.”

NELSON PELTZ: Can you stop, okay? I know all of that, okay? I know all of that, I know what they said, now you want to know facts? They said they sold that business at 12 times EBITDA and they were giving each other high fives, okay? When it was bought by Carlyle, the 340 of EBITDA which was flowing to EPS became 570 for the same year. Do you know how? Do you know how they got the other 230? They got it by eliminating the corporate charge, because now it’s out from under, they created that own legal department, their own tax department. This is for the same period, the same revenue line, the same assets, okay. 340 became 570 by crossing out corporate charge. That’s $5 billion of value that went from public shareholders to the private sector. When you extrapolate those numbers as a percentage of sales or as a percentage of EBITDA, you wind up with $2 billion to $4 billion. You know what they said to us? They said to us, “Your numbers are wrong, we do it on head count.” So we went back and did it by head count, they were right. Okay, it’s only a billion eight. Now this company trades at ten times EBITDA, $18 billion to $40 billion of market value.

DAVID FABER: Nelson, we’re out of time, very much appreciate you –

JIM CRAMER: Thank you Nelson.

DAVID FABER: Nelson Peltz, of course CEO of Trian, $1.9 billion worth of DuPont stock is owned by, well, actually, maybe two, as you said.

JIM CRAMER: It’s been very big news, thank you, I did not know about the call last night.

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Additional Information

Trian Fund Management, L.P. (“Trian”) and the investment fund that it manages that hold shares of E.I. du Pont de Nemours and Company (collectively, Trian with such funds, “Trian Partners”) together with other Participants (as defined below), intend to file with the SEC a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of E.I. du Pont de Nemours and Company (the “Company”), including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in the first amendment to the preliminary proxy statement filed by Trian Partners and the other Participants with the SEC on March 13, 2015 and in any other amendments to that preliminary proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian Partners’ definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners with the SEC will also be available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016  (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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